Home Equity Mortgage Loan Asset-Backed Trust, Series INABS 2007-B

$700,121,000
 (Approximate)

(Sponsor, Seller & Servicer)

Preliminary Term Sheet (Part I)

Home Equity Mortgage Loan Asset-Backed Trust,
Series INABS 2007-B
(Issuing Entity)

IndyMac ABS, Inc.
(Depositor)

May 18, 2007

LEHMAN BROTHERS

The depositor has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

This preliminary termsheet does not contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this preliminary termsheet is preliminary and is subject to completion or change. The information in this preliminary termsheet is conveyed prior to the time of your contractual commitment to purchase any of the securities and will be superseded by information contained in any subsequent and similar materials relating to these securities. This preliminary termsheet is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear with this communication to which this free writing prospectus is attached relating to:

(1)	these materials not constituting an offer (or a solicitation of an offer),
(2)	no representation that these materials are accurate or complete and may not be updated, or
(3)	these materials possibly being confidential,

are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

The depositor has filed with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519.

IndyMac Bank, F.S.B. Home Equity Mortgage Loan Asset-Backed Trust, Series INABS 2007-B $700,121,000 (Approximate)

Structure Overview

Class(1)	Class Certificate Balance ($)(2)	Certificate Type	Expected WAL (yr) Call(3)/ Maturity(4)	Expected Principal Window Call(3) / Maturity(4)	Final Scheduled Distribution Date(5)	Initial Credit Enhancement (%)(6)	Expected Ratings (S / F / M)
1A-1(7)	129,689,000	FLT / SR	Not Offered Herein
1A-2(7)	129,689,000	FLT / SR	Not Offered Herein
2A-1(7)	236,092,000	FLT / SR / SEQ	1.00 / 1.00	1 - 20 / 1 - 20	July 2037	26.00%	AAA/AAA/Aaa
2A-2(7)	112,167,000	FLT / SR / SEQ	2.00 / 2.00	20 - 27 / 20 - 27	July 2037	26.00%	AAA/AAA/Aaa
2A-3(7)	98,651,000	FLT / SR / SEQ	3.24 / 3.24	27 - 72 / 27 - 72	July 2037	26.00%	AAA/AAA/Aaa
2A-4(7)	33,711,000	FLT / SR / SEQ	6.36 / 8.62	72 - 76 / 72 - 175	July 2037	26.00%	AAA/AAA/Aaa
M-1(7,8)	55,500,000	FLT / MEZ	4.97 / 5.43	48 - 76 / 48 - 153	July 2037	20.45%	AA+/AA+/Aa1
M-2(7,8)	52,000,000	FLT / MEZ	4.66 / 5.10	43 - 76 / 43 - 144	July 2037	15.25%	AA/AA/Aa2
M-3(7,8)	14,000,000	FLT / MEZ	4.55 / 4.98	42 - 76 / 42 - 134	July 2037	13.85%	AA-/AA-/Aa3
M-4(7,8)	17,500,000	FLT / MEZ	4.52 / 4.93	41 - 76 / 41 - 131	July 2037	12.10%	A+/A+/A1
M-5(7,8)	16,500,000	FLT / MEZ	4.48 / 4.88	40 - 76 / 40 - 126	July 2037	10.45%	A/A/A2
M-6(7,8)	8,500,000	FLT / MEZ	4.45 / 4.84	40 - 76 / 40 - 121	July 2037	9.60%	A-/A-/A2
M-7(7,8)	13,500,000	FLT / MEZ	4.45 / 4.81	39 - 76 / 39 - 118	July 2037	8.25%	BBB+/BBB+/A3
M-8(7,8)	11,000,000	FLT / MEZ	4.42 / 4.76	39 - 76 / 39 - 113	July 2037	7.15%	BBB/BBB/Baa1
M-9(7,8)	14,500,000	FLT / MEZ	4.41 / 4.72	38 - 76 / 38 - 109	July 2037	5.70%	BBB-/BBB-/Baa2
M-10(7,8)	16,500,000	FLT / MEZ	4.39 / 4.63	38 - 76 / 38 - 101	July 2037	4.05%	BB+/BB+/Baa3
M-11(7,8)	16,000,000	FLT / MEZ	Not Offered Herein

(1)	The Class A and Class M Certificates will be subject to the related Net WAC Cap as described herein.
(2)	Subject to a variance of +/- 5%.
(3)	To 10% Optional Termination at the Pricing Speed.
(4)	To maturity at the Pricing Speed.
(5)	This date represents the Distribution Date occurring in the first month following the maturity date of the latest maturing Mortgage Loan.
(6)	Includes initial overcollateralization of approximately 2.45%.
(7)
Beginning with the first Distribution Date after the Optional Termination Date, the certificate margin for each class of Class A Certificates will increase to two times (2x) each such class’ initial certificate margin and the certificate margin for each class of Class M Certificates will increase to one-and-a-half times (1.5x) each such class’ initial certificate margin.

(8)	The Class M Certificates may not receive principal distributions prior to the Stepdown Date.

Pricing Speed
Fixed-Rate Mortgage Loans:	4% CPR in month 1, building linearly to 23% CPR in month 12 and 23% CPR thereafter.
Adjustable-Rate Mortgage Loans:	2% CPR in month 1, building linearly to 30% CPR in month 12, remaining at 30% CPR until month 22, 50% CPR from month 23 to 27, and 35% CPR in month 28 and thereafter.

Transaction Overview

Issuing Entity:	Home Equity Mortgage Loan Asset-Backed Trust, Series INABS 2007-B. (The issuing entity is sometimes referred to herein as the “Trust”).
Depositor:	IndyMac ABS, Inc.
Sponsor, Seller and Servicer:	IndyMac Bank, F.S.B.
Co-Lead Managers:	Lehman Brothers Inc and Greenwich Capital Markets, Inc.
Co-Managers:	Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., IndyMac Securities Corp. and UBS Securities LLC.
Trustee / Supplemental Interest Trustee / Custodian:	Deutsche Bank National Trust Company.
Swap Provider:	Bear Stearns Financial Products Inc.
Cap Provider:	Bear Stearns Financial Products Inc.
Group I Certificates:	The Class 1A-1 and Class 1A-2 Certificates.
Group II Certificates:	The Class 2A-1, Class 2A-2, Class 2A-3 and Class 2A-4 Certificates.
Class A Certificates:	The Group I Certificates and Group II Certificates.
Class M Certificates:	The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates.
Offered Certificates:	The Group II Certificates and Class M Certificates (other than the Class M-11 Certificates).
Non-Offered Certificates:	The Group I Certificates, Class M-11 Certificates, Class C Certificates, Class P Certificates , Class L Certificates and Class R Certificates will not be offered herein.
Class Certificate Balance:	For any class of Certificates as of any date of determination, the aggregate certificate principal balance of all Certificates of such class as of that date.
Expected Pricing Date:	The week of May 21, 2007.
Expected Closing Date:	June 11, 2007.
Cut-off Date:
The close of business on June 1, 2007 with respect to Mortgage Loans delivered on the Closing Date. The later of the close of business on the first day of the month in which such Mortgage Loan was purchased or the respective origination date for each Subsequent Mortgage Loan.

Record Date:	For the Class A and Class M Certificates, the close of business on the business day immediately preceding the related Distribution Date.
Distribution Date:	The 25th day of each month (or if such 25th day is not a business day, the next succeeding business day), commencing July 25, 2007.
Determination Date:
With respect to any Distribution Date, the 18th day of the month in which such Distribution Date occurs or, if such day is not a business day, the next business day after the 18th of the month, except that if the next business day is less than two business days before such Distribution Date, the Determination Date will be the business day preceding the 18th day of the month.

Remittance Period:
With respect to any Distribution Date, the period commencing on the second day of the month immediately preceding the month in which such Distribution Date occurs, and ending on the first day of the month in which such Distribution Date occurs.

Prepayment Period:
With respect to any Distribution Date, the period commencing on the sixteenth day of the month immediately preceding the month in which such Distribution Date occurs, (or, in the case of the first Distribution Date, June 1, 2007) and ending on the fifteenth day of the month in which such Distribution Date occurs.

Transaction Overview (Continued)

Interest Accrual Period:
With respect to the Class A and Class M Certificates, interest will initially accrue from the Closing Date to and including the day prior to the first Distribution Date. With respect to any Distribution Date thereafter, interest will accrue during the period from and including the preceding Distribution Date to and including the day prior to the current Distribution Date. Interest will accrue on the Class A and Class M Certificates on the basis of a 360-day year and the actual number of days elapsed in the applicable Interest Accrual Period. Each class of the Class A and Class M Certificates will settle flat (no accrued interest).

Mortgage Loans:
A pool of adjustable-rate and fixed-rate, first and second lien, residential, closed-end, sub-prime mortgage loans (the “Mortgage Loans”) will be delivered to the trust on the Closing Date and each subsequent transfer date during the Funding Period. The Mortgage Loans will be separated into two groups. The “Group I Mortgage Loans” will have had principal balances at origination that conformed to Freddie Mac and Fannie Mae loan limits. The “Group II Mortgage Loans” will have had principal balances at origination that may or may not have conformed to Freddie Mac and Fannie Mae loan limits.
The information set forth herein, unless otherwise stated, is calculated as of the Cut-off Date with respect to a preliminary pool of Mortgage Loans expected to be part of those delivered to the trust on the Closing Date (the “Statistical Pool”). The Statistical Pool consists of 3,926 Mortgage Loans with an aggregate principal balance as of the Cut-off Date of approximately $780,243,556, after giving effect to scheduled principal payments due on or before that date whether or not received. The Group I Mortgage Loans included in the Statistical Pool consist of approximately 1,496 Mortgage Loans totaling approximately $273,485,667. The Group II Mortgage Loans included in the Statistical Pool consist of approximately 2,430 Mortgage Loans totaling approximately $506,757,889.
The aggregate principal balance of the Mortgage Loans included in the trust on the Closing Date is expected to be approximately $900,000,000. The aggregate principal balance of the Group I Mortgage Loans as of the Closing Date is expected to equal approximately $315,461,882. The aggregate principal balance of the Group II Mortgage Loans as of the Closing Date is expected to equal approximately $584,538,118. It is expected that the aggregate stated principal balance of the Mortgage Loans delivered to the trust on the Closing Date will not vary from the foregoing balances by more than plus or minus 5%.
The aggregate stated principal balance of the Mortgage Loans plus amounts deposited in the Pre-Funding Accounts included in the trust on the Closing Date is expected to be approximately $1,000,000,000.

Pre-Funding Accounts:
On the Closing Date, the Depositor will deliver to the Trustee approximately $100,000,000 of which approximately $35,051,320 will be held by the Trustee in a pre-funding account relating to the Group I Mortgage Loans (the “Group I Pre-Funding Account”) and approximately $64,948,680 will be held by the Trustee in another pre-funding account relating to the Group II Mortgage Loans (the “Group II Pre-Funding Account,” and together with the Group I Pre-Funding Account, the “Pre-Funding Accounts”). The amounts on deposit in the Pre-Funding Accounts will be used to purchase Subsequent Mortgage Loans (as defined herein) during the Funding Period (as defined herein). Any amounts remaining in the Pre-Funding Accounts upon termination of the Funding Period will be distributed as principal on the next Distribution Date to the Certificates in the manner set forth herein.

Funding Period:
The period beginning on the Closing Date and ending on the earlier to occur of (i) the date upon which the amounts on deposit in each of the respective Pre-Funding Accounts have been reduced to less than $50,000 or (ii) June 29, 2007.

Subsequent Mortgage Loans:	The aggregate principal amount of mortgage loans sold by the Seller to the Depositor and by the Depositor to the Trust during the Funding Period.
Total Cut-off Date Principal Balance:
The sum of (i) the aggregate stated principal balance as of the Cut-off Date of the Mortgage Loans delivered on the Closing Date and (ii) the aggregate stated principal balance of the Subsequent Mortgage Loans (as of their respective Cut-off Dates) delivered during the Funding Period.

Transaction Overview (Continued)
Interest Coverage Accounts:
On the Closing Date, the Depositor may pay to the Trustee for deposit in the Group I and Group II Interest Coverage Accounts, amounts to be applied by the Trustee to cover a portion of certain shortfalls in the amount of interest generated by the assets of the Trust attributable to the pre-funding feature during the Funding Period and to the inclusion of recently-originated Mortgage Loans for which the first scheduled payment occurs after the first Remittance Period.

Servicing Fee Rate:	0.500% per annum.
Trustee Fee Rate:	0.0020% per annum.
Expense Fee Rate:	For any distribution date, will equal the sum of the Servicing Fee Rate and the Trustee Fee Rate which will be 0.5020% per annum. The Expense Fee Rate will be paid monthly.
Advances:
The Servicer will be required to advance delinquent payments of principal and interest on the Mortgage Loans only to the extent such amounts are deemed recoverable. The Servicer will be entitled to reimbursement for these advances, and therefore these advances are not a form of credit enhancement.

Optional Termination:	The Servicer will be permitted to purchase all of the Mortgage Loans and REO properties and retire the Class A and Class M Certificates on or after the Optional Termination Date.
Optional Termination Date:
Any Distribution Date following the date on which the aggregate stated principal balance of the Mortgage Loans and REO properties as of the last day of the related Remittance Period first equals an amount less than 10% of the Total Cut-off Date Principal Balance.

Minimum Denominations:	$100,000 and integral multiples of $1 in excess thereof.
Taxation:	The Issuing Entity will be established as one or more REMICs for federal income tax purposes.
Form of Registration:
It is expected that delivery of the certificates will be made in book-entry form through the Same-Day Funds Settlement System of The Depository Trust Company, which may include delivery through Clearstream, Société Anonyme or Euroclear System.

ERISA Considerations:
The Offered Certificates are expected to be eligible for purchase by plans subject to ERISA or Section 4975 of the Code, subject to certain investor-based qualifications prior to termination of the Supplemental Interest Trust. If you are a fiduciary of any retirement plan or other employee benefit arrangement subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, you should consult with counsel as to whether you can buy or hold an Offered Certificate.

SMMEA Eligibility:	None of the Offered Certificates will constitute “mortgage related securities” for the purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”).

Credit Enhancement
Credit Enhancement:	1) Total Monthly Excess Spread;
2) Overcollateralization Amount; and
3) Subordination
Overcollateralization Amount:
The Overcollateralization Amount (the “OC”) with respect to any Distribution Date will be the excess, if any, of (a) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Remittance Period plus any amounts on deposit in the Pre-Funding Accounts over (b) the sum of the Class Certificate Balances of the Class A Certificates, the Class M Certificates, and the Class P Certificates (after taking into account the distribution of principal on such Distribution Date).

Overcollateralization Target Amount:
With respect to any Distribution Date, (i) prior to the Stepdown Date, an amount equal to the product of (x) 2.45% and (y) the sum of the (a) aggregate stated principal balance of the Mortgage Loans delivered on the Closing Date and (b) the original amounts on deposit in the Pre-Funding Accounts, (ii) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (x) 4.90% of the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Remittance Period and (y) the product of (a) 0.50% and (b) the sum of the (1) aggregate stated principal balance of the Mortgage Loans delivered on the Closing Date and (2) the original amounts on deposit in the Pre-Funding Accounts and (iii) if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date.

Extra Principal Distribution Amount:
With respect to any Distribution Date, the lesser of (i) the amount, if any, by which the Overcollateralization Target Amount exceeds the OC on such Distribution Date (after giving effect to distributions of principal on such Distribution Date pursuant to “Principal Payment Priority” herein) and (ii) the Total Monthly Excess Spread for such Distribution Date.

Excess Overcollateralization Amount:
With respect to any Distribution Date, the excess, if any, of (x) the Overcollateralization Amount (calculated for this purpose only assuming that 100% of the principal portion of Available Funds has been distributed on such Distribution Date) over (y) the Overcollateralization Target Amount.

Available Funds:
With respect to any Distribution Date, the excess of (x) the sum of (i) amounts collected or advanced on the Mortgage Loans during the related Remittance Period and Prepayment Period (net of the monthly fees paid at the Expense Fee Rate) and (ii) any amounts withdrawn from the Interest Coverage Accounts and, on the Distribution Date after the Funding Period, any amounts remaining on deposit in the Pre-Funded Accounts, less (y) the sum of (i) any Net Swap Payment paid to the Swap Provider and (ii) any Swap Termination Payment (other than certain Swap Termination Payments resulting from an event of default or certain termination events with respect to the Swap Provider) paid to the Swap Provider and (iii) expenses reimbursable to the Servicer and the Trustee.

Total Monthly Excess Spread:
With respect to any Distribution Date, the excess of Available Funds over amounts distributed to certificate holders as interest and principal (assuming for this purpose only that the Extra Principal Distribution Amount for that Distribution Date is equal to zero) pursuant to the “Interest Payment Priority” and “Principal Payment Priority” described herein.

Credit Enhancement (Continued)
Credit Enhancement Percentage:
With respect to each class of Class A Certificates and Class M Certificates on any Distribution Date, the percentage obtained by dividing (x) the aggregate Class Certificate Balance of the class or classes subordinate thereto (including the OC), calculated after taking into account distributions of principal to the certificate holders then entitled to distributions of principal on such Distribution Date, by (y) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Remittance Period plus any amounts on deposit in the Pre-Funding Accounts.

	Credit Enhancement Percentage
	Certificate Class	Closing Date	After Stepdown Date
	A	26.00%	52.00%
	M-1	20.45%	40.90%
	M-2	15.25%	30.50%
	M-3	13.85%	27.70%
	M-4	12.10%	24.20%
	M-5	10.45%	20.90%
	M-6	9.60%	19.20%
	M-7	8.25%	16.50%
	M-8	7.15%	14.30%
	M-9	5.70%	11.40%
	M-10	4.05%	8.10%
	M-11	2.45%	4.90%
Stepdown Date:
The earlier to occur of (i) the first Distribution Date following the Distribution Date on which the aggregate Class Certificate Balance of the Class A Certificates has been reduced to zero and (ii) the later to occur of (A) the Distribution Date in July 2010 and (B) the date that the Credit Enhancement Percentage for the Class A Certificates (calculated for this purpose without taking into account distributions of principal to the holders of the certificates then entitled to distributions of principal on such Distribution Date) is greater than or equal to 52.00%.

Credit Enhancement (Continued)
Trigger Event:
With respect to any Distribution Date on or after the Stepdown Date, a Trigger Event will be in effect if:

(a)       the percentage obtained by dividing (x) the three month rolling average of the aggregate stated principal balance of Mortgage Loans delinquent 60 days or more (including Mortgage Loans in foreclosure, all REO property and each Mortgage Loan in bankruptcy) by (y) the aggregate stated principal balance of the Mortgage Loans, in each case, as of the last day of the previous calendar month, equals or exceeds 30.77% of the Credit Enhancement Percentage for the Class A Certificates as of the immediately preceding Distribution Date; or

(b)       the aggregate amount of Realized Losses (as defined herein) incurred since the Cut-off Date through the last day of the related Remittance Period divided by the Total Cut-off Date Principal Balance, exceeds the approximate applicable percentages set forth below with respect to such Distribution Date:

	Distribution Date Occurring In	Percentage
	July 2009 through June 2010	1.55% for the first month, plus an additional 1/12th of 1.95% for each month thereafter
	July 2010 through June 2011	3.50% for the first month, plus an additional 1/12th of 1.95% for each month thereafter
	July 2011 through June 2012	5.45% for the first month, plus an additional 1/12th of 1.60% for each month thereafter
	July 2012 through June 2013	7.05% for the first month, plus an additional 1/12th of 0.85% for each month thereafter
	July 2013 through June 2014	7.90% for the first month, plus an additional 1/12th of 0.05% for each month thereafter
	July 2014 and thereafter	7.95%

Payment of Interest
Pass-Through Rate:
With respect to each class of Class A and Class M Certificates on any Distribution Date, the least of (a) 1-Month LIBOR as of the related LIBOR determination date plus the applicable certificate margin, (b) the related Maximum Cap and (c) the related Net WAC Cap for such Distribution Date.

Group I Net WAC Cap:
The per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to (x) the weighted average of the Expense Adjusted Net Mortgage Rates of the Group I Mortgage Loans and the per annum rate reflecting the amount withdrawn from the Group I Interest Coverage Account, if any, for such Distribution Date (weighted based on the aggregate stated principal balance of the Group I Mortgage Loans, as of the first day of the related Remittance Period, adjusted to reflect the principal prepayments made thereafter on the Group I Mortgage Loans during the Prepayment Period for the immediately preceding Distribution Date, and the amount in the Group I Pre-Funding Account) minus (y) a fraction, expressed as a percentage, (i) the numerator of which is equal to the product of twelve multiplied by the Group I Allocation Percentage of any Net Swap Payment made to the Swap Provider and the Group I Allocation Percentage of any Swap Termination Payment (only if such Swap Termination Payment was not due to an event of default or certain termination events with respect to the Swap Provider) made to the Swap Provider and (ii) the denominator of which is equal to the aggregate stated principal balance of the Group I Mortgage Loans (as of the first day of the related Remittance Period, adjusted to reflect the principal prepayments made thereafter on the Group I Mortgage Loans during the Prepayment Period for the immediately preceding Distribution Date) plus any amounts on deposit in the Group I Pre-Funding Account.

Group I Maximum Cap:
The per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to (A) the sum of (x) the weighted average of the Expense Adjusted Net Maximum Mortgage Rates of the Group I Mortgage Loans and the per annum rate reflecting the amount withdrawn from the Group I Interest Coverage Account, if any, for such Distribution Date (weighted based on the aggregate stated principal balance of the Group I Mortgage Loans, as of the first day of the related Remittance Period, adjusted to reflect the principal prepayments made thereafter on the Group I Mortgage Loans during the Prepayment Period for the immediately preceding Distribution Date, and the amount in the Group I Pre-Funding Account), (y) a fraction, expressed as a percentage, (i) the numerator of which is equal to the product of twelve multiplied by the Group I Allocation Percentage of any Net Swap Payment made by the Swap Provider and the Group I Allocation Percentage of any Swap Termination Payment made by the Swap Provider and (ii) the denominator of which is equal to the aggregate stated principal balance of the Group I Mortgage Loans (as of the first day of the related Remittance Period, adjusted to reflect the principal prepayments made thereafter on the Group I Mortgage Loans during the Prepayment Period for the immediately preceding Distribution Date) plus any amounts on deposit in the Group I Pre-Funding Account and (z) a fraction, expressed as a percentage, (i) the numerator of which is equal to the product of twelve multiplied by the Group I Allocation Percentage of any Cap Payment and (ii) the denominator of which is equal to the aggregate stated principal balance of the Group I Mortgage Loans (as of the first day of the related Remittance Period, adjusted to reflect the principal prepayments made thereafter on the Group I Mortgage Loans during the Prepayment Period for the immediately preceding Distribution Date) plus any amounts on deposit in the Group I Pre-Funding Account minus (B) a fraction, expressed as a percentage, (i) the numerator of which is equal to the product of twelve multiplied by the Group I Allocation Percentage of any Net Swap Payment made to the Swap Provider and the Group I Allocation Percentage of any Swap Termination Payment (only if such Swap Termination Payment was not due to an event of default or certain termination events with respect to the Swap Provider) made to the Swap Provider and (ii) the denominator of which is equal to the aggregate stated principal balance of the Group I Mortgage Loans (as of the first day of the related Remittance Period, adjusted to reflect the principal prepayments made thereafter on the Group I Mortgage Loans during the Prepayment Period for the immediately preceding Distribution Date) plus any amounts on deposit in the Group I Pre-Funding Account.

Payment of Interest (Continued)
Group II Net WAC Cap:
The per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to (x) the weighted average of the Expense Adjusted Net Mortgage Rates of the Group II Mortgage Loans and the per annum rate reflecting the amount withdrawn from the Group II Interest Coverage Account, if any, for such Distribution Date (weighted based on the aggregate stated principal balance of the Group II Mortgage Loans, as of the first day of the related Remittance Period, adjusted to reflect the principal prepayments made thereafter on the Group II Mortgage Loans during the Prepayment Period for the immediately preceding Distribution Date, and the amount in the Group II Pre-Funding Account) minus (y) a fraction, expressed as a percentage, (i) the numerator of which is equal to the product of twelve multiplied by the Group II Allocation Percentage of any Net Swap Payment made to the Swap Provider and the Group II Allocation Percentage of any Swap Termination Payment (only if such Swap Termination Payment was not due to an event of default or certain termination events with respect to the Swap Provider) made to the Swap Provider and (ii) the denominator of which is equal to the aggregate stated principal balance of the Group II Mortgage Loans (as of the first day of the related Remittance Period, adjusted to reflect the principal prepayments made thereafter on the Group II Mortgage Loans during the Prepayment Period for the immediately preceding Distribution Date) plus any amounts on deposit in the Group II Pre-Funding Account.

Group II Maximum Cap:
The per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to (A) the sum of (x) the weighted average of the Expense Adjusted Net Maximum Mortgage Rates of the Group II Mortgage Loans and the per annum rate reflecting the amount withdrawn from the Group II Interest Coverage Account, if any, for such Distribution Date (weighted based on the aggregate stated principal balance of the Group II Mortgage Loans, as of the first day of the related Remittance Period, adjusted to reflect the principal prepayments made thereafter on the Group II Mortgage Loans during the Prepayment Period for the immediately preceding Distribution Date, and the amount in the Group II Pre-Funding Account), (y) a fraction, expressed as a percentage, (i) the numerator of which is equal to the product of twelve multiplied by the Group II Allocation Percentage of any Net Swap Payment made by the Swap Provider and the Group II Allocation Percentage of any Swap Termination Payment made by the Swap Provider and (ii) the denominator of which is equal to the aggregate stated principal balance of the Group II Mortgage Loans (as of the first day of the related Remittance Period, adjusted to reflect the principal prepayments made thereafter on the Group II Mortgage Loans during the Prepayment Period for the immediately preceding Distribution Date) plus any amounts on deposit in the Group II Pre-Funding Account and (z) a fraction, expressed as a percentage, (i) the numerator of which is equal to the product of twelve multiplied by the Group II Allocation Percentage of any Cap Payment and (ii) the denominator of which is equal to the aggregate stated principal balance of the Group II Mortgage Loans (as of the first day of the related Remittance Period, adjusted to reflect the principal prepayments made thereafter on the Group II Mortgage Loans during the Prepayment Period for the immediately preceding Distribution Date) plus any amounts on deposit in the Group II Pre-Funding Account minus (B) a fraction, expressed as a percentage, (i) the numerator of which is equal to the product of twelve multiplied by the Group II Allocation Percentage of any Net Swap Payment made to the Swap Provider and the Group II Allocation Percentage of any Swap Termination Payment (only if such Swap Termination Payment was not due to an event of default or certain termination events with respect to the Swap Provider) made to the Swap Provider and (ii) the denominator of which is equal to the aggregate stated principal balance of the Group II Mortgage Loans (as of the first day of the related Remittance Period, adjusted to reflect the principal prepayments made thereafter on the Group II Mortgage Loans during the Prepayment Period for the immediately preceding Distribution Date) plus any amounts on deposit in the Group II Pre-Funding Account.

Payment of Interest (Continued)
Subordinated Net WAC Cap:
The per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate stated principal balance of each loan group, as of the first day of the related Remittance Period (adjusted to reflect the principal prepayments made thereafter of each loan group during the Prepayment Period for the immediately preceding Distribution Date, and the amount in the related Pre-Funding Account), the aggregate Class Certificate Balance of the related Class A Certificates (before distributions on the related Distribution Date)), of (i) the Group I Net WAC Cap and (ii) the Group II Net WAC Cap.

Subordinated Maximum Cap:
The per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate stated principal balance of each loan group, as of the first day of the related Remittance Period (adjusted to reflect the principal prepayments made thereafter of each loan group during the Prepayment Period for the immediately preceding Distribution Date, and the amount in the related Pre-Funding Account) , the aggregate Class Certificate Balance of the related Class A Certificates (before distributions on the related Distribution Date)), of (i) the Group I Maximum Cap and (ii) the Group II Maximum Cap.

Accrued Certificate Interest:
With respect to each class of Class A and Class M Certificates and on any Distribution Date, interest accrued during the related Interest Accrual Period on the Class Certificate Balance of that class immediately prior to such Distribution Date at the then applicable Pass-Through Rate for such class and reduced (to not less than zero), by the allocable share, if any, for such class, of prepayment interest shortfalls not covered by Compensating Interest and shortfalls resulting from the application of the Servicemembers Civil Relief Act, as amended, in each case to the extent such shortfalls are not offset by interest accrued on the Class C Certificates.

Unpaid Interest Amounts:
With respect to each class of Class A and Class M Certificates on any Distribution Date, the sum of (i) the excess of (A) the Accrued Certificate Interest for such class with respect to the prior Distribution Date, plus any undistributed Unpaid Interest Amounts from the prior Distribution Date, over (B) the amount actually distributed to such class with respect to interest on such prior Distribution Date and (ii) interest on such excess accrued at the Pass-Through Rate for such class.

Expense Adjusted Net Mortgage Rate:	The per annum rate equal to the weighted average of the mortgage rates of the Mortgage Loans as of the first day of the related Remittance Period minus the Expense Fee Rate.
Expense Adjusted Net Maximum Mortgage Rate:
The per annum rate equal to the weighted average of the maximum mortgage rates (or the mortgage rate for such Mortgage Loan, in the case of the fixed-rate Mortgage Loans) of each Mortgage Loans as of the first day of the related Remittance Period minus the Expense Fee Rate.

Compensating Interest:
The lesser of (i) prepayment interest shortfalls and (ii) the product of (a) 0.125% multiplied by (b) one-twelfth multiplied by (c) the aggregate stated principal balance of the Mortgage Loans as of the first day of the prior month.

Payment of Interest (Continued)
Swap Agreement:
On the Closing Date, the Trustee on behalf of a trust (the “Supplemental Interest Trust”) will enter into a swap agreement with an initial notional amount of approximately $3,867,944 (the “Swap Agreement”). Under the Swap Agreement, on or before each Distribution Date and commencing with the Distribution Date in August 2007 and ending with the Distribution Date in June 2012, the Supplemental Interest Trust will be obligated to pay the Swap Provider an amount equal to the product of (x) a fixed rate equal to 5.06875% per annum (y) the product of (i) the notional amount as set forth in the Swap Agreement and (ii) 250, and (z) a fraction, the numerator of which is 30 (or, for the first Distribution Date, the number of days elapsed from and including the effective date (as defined in the Swap Agreement) to but excluding the first Distribution Date, determined on a 30/360 basis) and the denominator of which is 360, and the Supplemental Interest Trust will be entitled to receive an amount equal to the product of (x) one-month LIBOR as determined pursuant to the Swap Agreement, for the related calculation period (as defined in the Swap Agreement), (y) the product of (i) the notional amount as set forth in the Swap Agreement for that Distribution Date and (ii) 250, and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period and the denominator of which is 360. Only the net amount of the two obligations will be paid by the appropriate party (“Net Swap Payment”)
Generally, the Net Swap Payment will be deposited into the Supplemental Interest Trust pursuant to the pooling and servicing agreement.
Upon early termination of the Swap Agreement, the Supplemental Interest Trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement. In the event that the Supplemental Interest Trust is required to make a Swap Termination Payment, in certain instances, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, prior to distributions to certificate holders (other than certain Swap Termination Payments resulting from an event of default or certain termination events with respect to the Swap Provider, which Swap Termination Payments will be subordinated to all distributions to certificate holders).

Cap Agreement:
On the Closing Date, the Trustee on behalf of the Supplemental Interest Trust, will enter into cap agreement with an initial notional amount of approximately $53,724 (the “Cap Agreement”). Under the a Cap Agreement, on or before each Distribution Date and commencing with the Distribution Date in September 2007 and ending with the Distribution Date in June 2012, the Supplemental Interest Trust will be entitled to receive an amount equal to the product of (x) the excess of (i) one-month LIBOR as determined pursuant to the Cap Agreement, for the related calculation period (as defined in the Cap Agreement) over (ii) 5.32% per annum, (y) the product of (i) the notional amount as set forth in the Cap Agreement for that Distribution Date and (ii) 250, and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period and the denominator of which is 360. Such amount, if any, will be referred to as a “Cap Payment”.
Generally, the Cap Payment will be deposited into the Supplemental Interest Trust pursuant to the pooling and servicing agreement.

Payment of Interest (Continued)
Payments under the Swap and Cap Agreements:
Amounts payable by the Trust to the Supplemental Interest Trust Trustee in respect of Net Swap Payments and Swap Termination Payments will be deducted from Available Funds before distributions to the holders of the Class A and Class M Certificates. On each Distribution Date, such amounts will be distributed by the Trust to the Supplemental Interest Trust Trustee, and paid by the Supplemental Interest Trust Trustee to the Swap Provider pursuant to the Swap Agreement, first to make any Net Swap Payment owed to the Swap Provider pursuant to the Swap Agreement for such Distribution Date, and second to make any Swap Termination Payment (not due to a swap provider trigger event) owed to the Swap Provider pursuant to the Swap Agreement.
Payments by the Trust to the Supplemental Interest Trust Trustee in respect of any Swap Termination Payment (triggered by a swap provider trigger event) owed to the Swap Provider pursuant to the Swap Agreement will be subordinated to distributions to the holders of the Class A and Class M Certificates and will be paid by the Trust to the Supplemental Interest Trust Trustee as set forth in the pooling and servicing agreement.

Net Swap Payments (made by the Swap Provider) and Cap Payments to the Supplemental Interest Trust Trustee will be deposited by the Supplemental Interest Trust Trustee in the Supplemental Interest Trust. On each Distribution Date, after distribution of the Available Funds for such Distribution Date, the amount of any Net Swap Payment and any Cap Payment on deposit in the Supplemental Interest Trust will be distributed as follows:

(i)        any portion of Accrued Certificate Interest remaining unpaid on such Distribution Date, and any accrued Unpaid Interest Amounts on the Class A Certificates, pro rata and then to pay any portion of Accrued Certificate Interest remaining unpaid on such Distribution Date and any accrued Unpaid Interest Amounts from prior Distribution Dates on the Class M Certificates, sequentially;

(ii)       any principal on the Class A Certificates and the Class M Certificates in accordance with the principal payment provisions described herein in an amount necessary to maintain the applicable Overcollateralization Target Amount;

(iii)      any Unpaid Realized Loss Amount remaining on the Class M Certificates, sequentially; and

(iv)      any unpaid Net WAC Cap Carryforward Amount on the Class A Certificates, pro rata, and then to pay any unpaid Net WAC Cap Carryforward Amount on the Class M Certificates, sequentially.

(v)       to the Class C Certificates, as provided in the pooling and servicing agreement.

Notwithstanding any of the foregoing, the aggregate amount distributed under clauses (ii) and (iii) above on such Distribution Date, when added to the cumulative aggregate amount distributed under clauses (ii) and (iii) above on all prior Distribution Dates, will not be permitted to exceed the cumulative amount of Realized Losses incurred on the Mortgage Loans since the Cut-off Date through the last day of the Prepayment Period (reduced by the aggregate amount of subsequent recoveries received since the Cut-off Date through the last day of the related Prepayment Period).

Payment of Interest (Continued)
Net WAC Cap Carryforward Amount:
With respect to the Class A and Class M Certificates on any Distribution Date, (i) the excess of (a) the amount of interest a class of certificates would have accrued for such Distribution Date had the applicable Pass-Through Rate not been subject to the related Net WAC Cap, over (b) the amount of interest such class accrued for such Distribution Date based on the related Net WAC Cap, together with the unpaid portion of any such amounts from the prior Distribution Date and (ii) accrued interest thereon at the then applicable Pass-Through Rate, without giving effect to the related Net WAC Cap. The Net WAC Cap Carryforward Amount will be distributed from certain amounts received by the Supplemental Interest Trust from the Swap and Cap Agreements and from the Total Monthly Excess Spread on a subordinated basis on the same Distribution Date or in any subsequent period. The ratings on each class of the Class A and Class M Certificates will not address the likelihood of the payment of any Net WAC Cap Carryforward Amount.

Group I Interest Remittance Amount:
With respect to any Distribution Date, the excess of (x) the portion of clause (x)(i) and (x)(ii) of Available Funds with respect to the Group I Mortgage Loans attributable to interest over (y) the Group I Allocation Percentage of any Net Swap Payment owed to the Swap Provider, the Group I Allocation Percentage of any Swap Termination Payment (other than a Swap Termination Payment resulting from a swap provider trigger event) owed to the Swap Provider and expenses reimbursable to the Servicer and the Trustee from such Mortgage Loans.

Group II Interest Remittance Amount:
With respect to any Distribution Date, the excess of (x) the portion of clause (x)(i) and (x)(ii) of Available Funds with respect to the Group II Mortgage Loans attributable to interest over (y) the Group II Allocation Percentage of any Net Swap Payment owed to the Swap Provider, the Group II Allocation Percentage of any Swap Termination Payment (other than a Swap Termination Payment resulting from a swap provider trigger event) owed to the Swap Provider and expenses reimbursable to the Servicer and the Trustee from such Mortgage Loans.

Payment of Interest (Continued)
Interest Payment Priority:
On each Distribution Date, the interest distributions will be made in the following order of priority:

(A)  From the Group I Interest Remittance Amount to pay:

(i)        concurrently, to the Class 1A-1 and Class 1A-2 Certificates, pro-rata, based on the entitlement of each such class, the Accrued Certificate Interest and any Unpaid Interest Amounts related to such Certificates; and

(ii)       concurrently, to the Class 2A-1, Class 2A-2, Class 2A-3 and Class 2A-4 Certificates, pro-rata, based on the undistributed amount for each such class, any Accrued Certificate Interest and any Unpaid Interest Amounts related to such Certificates remaining undistributed after distribution of the Group II Interest Remittance Amount on that Distribution Date.

(B)  From the Group II Interest Remittance Amount to pay:

(i)        concurrently, to the Class 2A-1, Class 2A-2, Class 2A-3 and Class 2A-4 Certificates, pro-rata, based on the entitlement of each such class, the Accrued Certificate Interest and any Unpaid Interest Amounts related to such Certificates; and

(ii)       concurrently, to the Class 1A-1 and Class 1A-2 Certificates, pro-rata, based on the undistributed amount for each such class, any Accrued Certificate Interest and any Unpaid Interest Amounts related to such Certificates remaining undistributed after distribution of the Group I Interest Remittance Amount on that Distribution Date.

(C)  From the remaining Group I Interest Remittance Amount and Group II Interest Remittance Amount, sequentially to the holders of the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates, the Class M-8 Certificates, the Class M-9 Certificates, the Class M-10 Certificates and the Class M-11 Certificates in that order, the Accrued Certificate Interest for each such class.

(D) Any Group I Interest Remittance Amount and Group II Interest Remittance Amount remaining undistributed pursuant to clause (C) above will constitute a portion of Total Monthly Excess Spread, if any, for such Distribution Date.

Payment of Principal
Group I Principal Distribution Amount:
With respect to any Distribution Date, the product of (A) the sum of (i) the excess of (x) the portion of Available Funds with respect to the Mortgage Loans attributable to principal over (y) the Excess Overcollateralization Amount and (ii) the Extra Principal Distribution Amount minus (iii) the sum of (x) any Net Swap Payment owed to the Swap Provider on that distribution date  and (y) any Swap Termination Payment or unpaid portion thereof owed to the Swap Provider on that distribution date (other than a Swap Termination Payment resulting from a swap provider trigger event), to the extent not paid from the “Interest Payment Priority” described herein and (B) a fraction, the numerator of which is the portion of Available Funds with respect to the Group I Mortgage Loans attributable to principal and the denominator of which is the portion of Available Funds with respect to the Group I Mortgage Loans and the Group II Mortgage Loans attributable to principal for that Distribution Date.

Group II Principal Distribution Amount:
With respect to any Distribution Date, the product of (A) the sum of (i) the excess of (x) the portion of Available Funds with respect to the Mortgage Loans attributable to principal over (y) the Excess Overcollateralization Amount and (ii) the Extra Principal Distribution Amount minus (iii) the sum of (x) any Net Swap Payment owed to the Swap Provider on that distribution date  and (y) any Swap Termination Payment or unpaid portion thereof owed to the Swap Provider on that distribution date (other than a Swap Termination Payment resulting from a swap provider trigger event), to the extent not paid from the “Interest Payment Priority” described herein and (B) a fraction, the numerator of which is the portion of Available Funds with respect to the Group II Mortgage Loans attributable to principal and the denominator of which is the portion of Available Funds with respect to the Group I Mortgage Loans and the Group II Mortgage Loans attributable to principal for that Distribution Date.

Group I Allocation Percentage:
With respect to any Distribution Date, the quotient of (x) the sum of (i) the aggregate stated principal balance of the Group I Mortgage Loans plus (ii) any amount in the Group I Pre-Funding Account and (y) the sum of (i) the aggregate stated principal balance of the Mortgage Loans and (ii) the amount on deposit in the Pre-Funding Accounts, in each case as of the last day of the preceding calendar month.

Group II Allocation Percentage:
With respect to any Distribution Date, the quotient of (x) the sum of (i) the aggregate stated principal balance of the Group II Mortgage Loans plus (ii) any amount in the Group II Pre-Funding Account and (y) the sum of (i) the aggregate stated principal balance of the Mortgage Loans and (ii) the amount on deposit in the Pre-Funding Accounts, in each case as of the last day of the preceding calendar month.

Payment of Principal (Continued)
Principal Payment Priority:
On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, principal collections and advances will be distributed in the following order of priority:

(A) The Group I Principal Distribution Amount (excluding the portion consisting of the Extra Principal Distribution Amount) to pay:
(i)        concurrently, to the Class 1A-1 and Class 1A-2 Certificates, pro-rata, until the Class Certificate Balance of each such class has been reduced to zero; and
(ii)       sequentially, to the Class 2A-1, Class 2A-2, Class 2A-3 and Class 2A-4 Certificates, in that order, after distribution pursuant to clause (B)(i) below, until the Class Certificate Balance of each such class has been reduced to zero (however, if the aggregate Class Certificate Balance of the Class M Certificates is reduced to zero and the OC for such Distribution Date is equal to or less than zero, the principal distribution will be allocated concurrently, on a pro rata basis based on the Class Certificate Balance of each class of Group II Certificates).
(B) The Group II Principal Distribution Amount (excluding the portion consisting of the Extra Principal Distribution Amount) to pay:
(i)        sequentially, to the Class 2A-1, Class 2A-2, Class 2A-3 and Class 2A-4 Certificates, in that order, until the Class Certificate Balance of each such class has been reduced to zero (however, if the aggregate Class Certificate Balance of the Class M Certificates is reduced to zero and the OC for such Distribution Date is equal to or less than zero, the principal distribution will be allocated concurrently, on a pro rata basis based on the Class Certificate Balance of each class of Group II Certificates); and
(ii)       concurrently, to the Class 1A-1 and Class 1A-2 Certificates, pro-rata, after distribution pursuant to clause (A)(i) above, until the Class Certificate Balance of each such class has been reduced to zero.

Payment of Principal (Continued)
Principal Payment Priority (continued):
(C) The sum of any Group I Principal Distribution Amount and Group II Principal Distribution Amount (excluding the portion consisting of the Extra Principal Distribution Amount) remaining undistributed following the distributions pursuant to clauses (A) and (B) above will be applied as follows:
(i)        to the Class M-1 Certificates until the Class Certificate Balance thereof has been reduced to zero;

(ii)  to the Class M-2 Certificates until the Class Certificate Balance thereof has been reduced to zero;
(iii)      to the Class M-3 Certificates until the Class Certificate Balance thereof has been reduced to zero;
(iv)      to the Class M-4 Certificates until the Class Certificate Balance thereof has been reduced to zero;
(v)  to the Class M-5 Certificates until the Class Certificate Balance thereof has been reduced to zero;
(vi)      to the Class M-6 Certificates until the Class Certificate Balance thereof has been reduced to zero;
(vii)     to the Class M-7 Certificates until the Class Certificate Balance thereof has been reduced to zero;
(viii)    to the Class M-8 Certificates until the Class Certificate Balance thereof has been reduced to zero;
(ix)  to the Class M-9 Certificates until the Class Certificate Balance thereof has been reduced to zero;
(x)        to the Class M-10 Certificates until the Class Certificate Balance thereof has been reduced to zero; and
(xi)  to the Class M-11 Certificates until the Class Certificate Balance thereof has been reduced to zero.

Payment of Principal (Continued)
Principal Payment Priority:
On each Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, principal collections and advances will be distributed in the following order of priority:

(A) The Group I Principal Distribution Amount (excluding the portion consisting of the Extra Principal Distribution Amount) will be distributed as follows:
(i)        concurrently, to the Class 1A-1 and Class 1A-2 Certificates, pro-rata, the Group I Senior Principal Distribution Amount, until the Class Certificate Balance of each such class has been reduced to zero; and
(ii)       sequentially, to the Class 2A-1 Certificates, Class 2A-2 Certificates, Class 2A-3 Certificates and Class 2A-4 Certificates, in that order, the Group II Senior Principal Distribution Amount remaining undistributed after distribution pursuant to clause (B)(i) below, until the Class Certificate Balance of each such class has been reduced to zero (however, if the aggregate Class Certificate Balance of the Class M Certificates is reduced to zero and the OC for such Distribution Date is equal to or less than zero, the principal distribution will be allocated concurrently, on a pro rata basis based on the Class Certificate Balance of each class of Group II Certificates).
(B) The Group II Principal Distribution Amount (excluding the portion consisting of the Extra Principal Distribution Amount) to pay:
(i)        sequentially, to the Class 2A-1, Class 2A-2, Class 2A-3 and Class 2A-4 Certificates, the Group II Senior Principal Distribution Amount, in that order, until the Class Certificate Balance of each such class has been reduced to zero (however, if the aggregate Class Certificate Balance of the Class M Certificates is reduced to zero and the OC for such Distribution Date is equal to or less than zero, the principal distribution will be allocated concurrently, on a pro rata basis based on the Class Certificate Balance of each class of Group II Certificates); and
(ii)       concurrently, to the Class 1A-1 and Class 1A-2 Certificates, pro-rata, the Group I Senior Principal Distribution Amount remaining undistributed after distribution pursuant to clause (A)(i) above, until the Class Certificate Balance of each such class has been reduced to zero.

Payment of Principal (Continued)
Principal Payment Priority (continued):
(C) The sum of any Group I Principal Distribution Amount and Group II Principal Distribution Amount (excluding the portion consisting of the Extra Principal Distribution Amount) remaining undistributed following the distribution pursuant to clauses (A) and (B) above will be applied as follows:
(i)        to the Class M-1 Certificates, the Class M-1 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;
(ii)       to the Class M-2 Certificates, the Class M-2 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;
(iii)      to the Class M-3 Certificates, the Class M-3 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;
(iv)      to the Class M-4 Certificates, the Class M-4 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;
(v)       to the Class M-5 Certificates, the Class M-5 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;
(vi)      to the Class M-6 Certificates, the Class M-6 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;
(vii)     to the Class M-7 Certificates, the Class M-7 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;
(viii)    to the Class M-8 Certificates, the Class M-8 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;
(ix)       to the Class M-9 Certificates, the Class M-9 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;
(x)        to the Class M-10 Certificates, the Class M-10 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero; and
(xi)       to the Class M-11 Certificates, the Class M-11 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero.

Payment of Principal (Continued)
Group I Senior Principal Distribution Amount:
With respect to any Distribution Date, an amount equal to the excess of (x) the aggregate Class Certificate Balance of the Group I Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 48.00% and (ii) the aggregate stated principal balance of the Group I Mortgage Loans as of the last day of the related Remittance Period (after giving effect to principal prepayments in the related Prepayment Period) plus any amounts on deposit in the Group I Pre-Funding Account, and (B) the aggregate stated principal balance of the Group I Mortgage Loans as of the last day of the related Remittance Period (after giving effect to principal prepayments in the related Prepayment Period) plus any amounts on deposit in the Group I Pre-Funding Account, minus approximately 0.50% of the sum of (1) the aggregate stated principal balance of the Group I Mortgage Loans delivered on the Closing Date plus (2) the original amount on deposit in the Group I Pre-Funding Account.

Group II Senior Principal Distribution Amount:
With respect to any Distribution Date, an amount equal to the excess of (x) the aggregate Class Certificate Balance of the Group II Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 48.00% and (ii) the aggregate stated principal balance of the Group II Mortgage Loans as of the last day of the related Remittance Period (after giving effect to principal prepayments in the related Prepayment Period) plus any amounts on deposit in the Group II Pre-Funding Account, and (B) the aggregate stated principal balance of the Group II Mortgage Loans as of the last day of the related Remittance Period (after giving effect to principal prepayments in the related Prepayment Period) plus any amounts on deposit in the Group II Pre-Funding Account, minus approximately 0.50% of the sum of (1) the aggregate stated principal balance of the Group II Mortgage Loans delivered on the Closing Date plus (2) the original amount on deposit in the Group II Pre-Funding Account.

Class M-1 Principal Distribution Amount:
An amount equal to the excess of (x) the sum of (i) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account the payment of principal to such classes on such Distribution Date) and (ii) the Class Certificate Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 59.10% and (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to principal prepayments in the related Prepayment Period) plus any amounts on deposit in the Pre-Funding Accounts, and (B) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to principal prepayments in the related Prepayment Period) plus any amounts on deposit in the Pre-Funding Accounts, minus approximately 0.50% of the sum of the (a) aggregate stated principal balance of the Mortgage Loans delivered on the Closing Date and (b) the original amounts on deposit in the Pre-Funding Accounts.

Class M-2 Principal Distribution Amount:
An amount equal to the excess of (x) the sum of (i) the aggregate Class Certificate Balance of the Class A Certificates and Class M-1 Certificates (after taking into account the payment of principal to such classes on such Distribution Date) and (ii) the Class Certificate Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 69.50% and (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to principal prepayments in the related Prepayment Period) plus any amounts on deposit in the Pre-Funding Accounts, and (B) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to principal prepayments in the related Prepayment Period) plus any amounts on deposit in the Pre-Funding Accounts, minus approximately 0.50% of the sum of the (a) aggregate stated principal balance of the Mortgage Loans delivered on the Closing Date and (b) the original amounts on deposit in the Pre-Funding Accounts.

Payment of Principal (Continued)
Class M-3 Principal Distribution Amount:
An amount equal to the excess of (x) the sum of (i) the aggregate Class Certificate Balance of the Class A Certificates, Class M-1 Certificates and Class M-2 Certificates (after taking into account the payment of principal to such classes on such Distribution Date) and (ii) the Class Certificate Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 72.30% and (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to principal prepayments in the related Prepayment Period) plus any amounts on deposit in the Pre-Funding Accounts, and (B) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to principal prepayments in the related Prepayment Period) plus any amounts on deposit in the Pre-Funding Accounts, minus approximately 0.50% of the sum of the (a) aggregate stated principal balance of the Mortgage Loans delivered on the Closing Date and (b) the original amounts on deposit in the Pre-Funding Accounts.

Class M-4 Principal Distribution Amount:
An amount equal to the excess of (x) the sum of (i) the aggregate Class Certificate Balance of the Class A Certificates, Class M-1 Certificates, Class M-2 Certificates and Class M-3 Certificates (after taking into account the payment of principal to such classes on such Distribution Date) and (ii) the Class Certificate Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 75.80% and (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to principal prepayments in the related Prepayment Period) plus any amounts on deposit in the Pre-Funding Accounts, and (B) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to principal prepayments in the related Prepayment Period) plus any amounts on deposit in the Pre-Funding Accounts, minus approximately 0.50% of the sum of the (a) aggregate stated principal balance of the Mortgage Loans delivered on the Closing Date and (b) the original amounts on deposit in the Pre-Funding Accounts.

Class M-5 Principal Distribution Amount:
An amount equal to the excess of (x) the sum of (i) the aggregate Class Certificate Balance of the Class A Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates and Class M-4 Certificates (after taking into account the payment of principal to such classes on such Distribution Date) and (ii) the Class Certificate Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 79.10% and (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to principal prepayments in the related Prepayment Period) plus any amounts on deposit in the Pre-Funding Accounts, and (B) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to principal prepayments in the related Prepayment Period) plus any amounts on deposit in the Pre-Funding Accounts, minus approximately 0.50% of the sum of the (a) aggregate stated principal balance of the Mortgage Loans delivered on the Closing Date and (b) the original amounts on deposit in the Pre-Funding Accounts.

Class M-6 Principal Distribution Amount:
An amount equal to the excess of (x) the sum of (i) the aggregate Class Certificate Balance of the Class A Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates and Class M-5 Certificates (after taking into account the payment of principal to such classes on such Distribution Date) and (ii) the Class Certificate Balance of the Class M-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 80.80% and (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to principal prepayments in the related Prepayment Period) plus any amounts on deposit in the Pre-Funding Accounts, and (B) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to principal prepayments in the related Prepayment Period) plus any amounts on deposit in the Pre-Funding Accounts, minus approximately 0.50% of the sum of the (a) aggregate stated principal balance of the Mortgage Loans delivered on the Closing Date and (b) the original amounts on deposit in the Pre-Funding Accounts.

Payment of Principal (Continued)
Class M-7 Principal Distribution Amount:
An amount equal to the excess of (x) the sum of (i) the aggregate Class Certificate Balance of the Class A Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates and Class M-6 Certificates (after taking into account the payment of principal to such classes on such Distribution Date) and (ii) the Class Certificate Balance of the Class M-7 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 83.50% and (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to principal prepayments in the related Prepayment Period) plus any amounts on deposit in the Pre-Funding Accounts, and (B) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to principal prepayments in the related Prepayment Period) plus any amounts on deposit in the Pre-Funding Accounts, minus approximately 0.50% of the sum of the (a) aggregate stated principal balance of the Mortgage Loans delivered on the Closing Date and (b) the original amounts on deposit in the Pre-Funding Accounts.

Class M-8 Principal Distribution Amount:
An amount equal to the excess of (x) the sum of (i) the aggregate Class Certificate Balance of the Class A Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates and Class M-7 Certificates (after taking into account the payment of principal to such classes on such Distribution Date) and (ii) the Class Certificate Balance of the Class M-8 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 85.70% and (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to principal prepayments in the related Prepayment Period) plus any amounts on deposit in the Pre-Funding Accounts, and (B) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to principal prepayments in the related Prepayment Period) plus any amounts on deposit in the Pre-Funding Accounts, minus approximately 0.50% of the sum of the (a) aggregate stated principal balance of the Mortgage Loans delivered on the Closing Date and (b) the original amounts on deposit in the Pre-Funding Accounts.

Class M-9 Principal Distribution Amount:
An amount equal to the excess of (x) the sum of (i) the aggregate Class Certificate Balance of the Class A Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates and Class M-8 Certificates (after taking into account the payment of principal to such classes on such Distribution Date) and (ii) the Class Certificate Balance of the Class M-9 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 88.60% and (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to principal prepayments in the related Prepayment Period) plus any amounts on deposit in the Pre-Funding Accounts, and (B) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to principal prepayments in the related Prepayment Period) plus any amounts on deposit in the Pre-Funding Accounts, minus approximately 0.50% of the sum of the (a) aggregate stated principal balance of the Mortgage Loans delivered on the Closing Date and (b) the original amounts on deposit in the Pre-Funding Accounts.

Payment of Principal (Continued)
Class M-10 Principal Distribution Amount:
An amount equal to the excess of (x) the sum of (i) the aggregate Class Certificate Balance of the Class A Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates and Class M-9 Certificates (after taking into account the payment of principal to such classes on such Distribution Date) and (ii) the Class Certificate Balance of the Class M-10 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 91.90% and (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to principal prepayments in the related Prepayment Period) plus any amounts on deposit in the Pre-Funding Accounts, and (B) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to principal prepayments in the related Prepayment Period) plus any amounts on deposit in the Pre-Funding Accounts, minus approximately 0.50% of the sum of the (a) aggregate stated principal balance of the Mortgage Loans delivered on the Closing Date and (b) the original amounts on deposit in the Pre-Funding Accounts.

Class M-11 Principal Distribution Amount:
An amount equal to the excess of (x) the sum of (i) the aggregate Class Certificate Balance of the Class A Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates, Class M-9 Certificates and Class M-10 Certificates (after taking into account the payment of principal to such classes on such Distribution Date) and (ii) the Class Certificate Balance of the Class M-11 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 95.10% and (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to principal prepayments in the related Prepayment Period) plus any amounts on deposit in the Pre-Funding Accounts, and (B) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to principal prepayments in the related Prepayment Period) plus any amounts on deposit in the Pre-Funding Accounts, minus approximately 0.50% of the sum of the (a) aggregate stated principal balance of the Mortgage Loans delivered on the Closing Date and (b) the original amounts on deposit in the Pre-Funding Accounts.

Allocation of Losses
Realized Losses:
The excess of the stated principal balance of a defaulted mortgage loan over the net liquidation proceeds that are allocated to the principal balance of such mortgage loan. Realized Losses refer to the aggregate amount of losses on the Mortgage Loans.

Allocation of Realized Losses:
Any Realized Losses on the Mortgage Loans on any Distribution Date will first be absorbed by Total Monthly Excess Spread and the OC. If on any Distribution Date, the aggregate Class Certificate Balance of the Class A Certificates and Class M Certificates, after giving effect to principal distributions on such date, exceeds the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Remittance Period, such excess (the “Applied Realized Loss Amount”) will be allocated in the following order: Class M-11, Class M-10, Class M-9, Class M-8, Class M-7, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates. Any such allocation to a class of Certificates will be effected by reducing the Class Certificate Balance of such class.
Investors in the Class A Certificates should note, however, that although Realized Losses cannot be allocated to such Certificates, under certain loss scenarios there may not be enough principal and interest on the Mortgage Loans to distribute to the holders of such Certificates all principal and interest amounts to which they are then entitled. Once Realized Losses are allocated to the Class M Certificates, such amounts with respect to such Certificates will no longer accrue interest. However, the amount of any Realized Losses allocated to the Class M Certificates may be distributed to the holders of those Certificates from Total Monthly Excess Spread or from Net Swap Payments or Cap Payments available for that purpose, sequentially, as described herein.

Unpaid Realized Loss Amount:
With respect to any Class M Certificate and as to any distribution date, is the excess of (i) the sum of the Applied Realized Loss Amounts allocated to that class over (ii) the sum of all distributions in reduction of such Applied Realized Loss Amounts on all previous distribution dates for that class and any increase in the Class Certificate Balance of that class due to the allocation of subsequent recoveries to the Class Certificate Balance of that class. Any amounts distributed to any Class M Certificate in respect of any Unpaid Realized Loss Amount will not be applied to reduce the Class Certificate Balance of that class.

Payment of Total Monthly Excess Spread
Total Monthly Excess Spread Distributions:
With respect to any Distribution Date, any Total Monthly Excess Spread will be distributed in the following order:
(i)        to the Class A Certificates and Class M Certificates then entitled to receive distributions in respect of principal, in an amount equal to the Extra Principal Distribution Amount to be distributed in accordance with the principal distribution priorities described above;
(ii)       to the Class M-1 Certificates, in an amount equal to any Unpaid Interest Amounts for such Certificates;
(iii)      to the Class M-1 Certificates, in an amount equal to any Unpaid Realized Loss Amount;
(iv)     to the Class M-2 Certificates, in an amount equal to any Unpaid Interest Amounts for such Certificates;
(v)      to the Class M-2 Certificates, in an amount equal to any Unpaid Realized Loss Amount;
(vi)     to the Class M-3 Certificates, in an amount equal to any Unpaid Interest Amounts for such Certificates;
(vii)    to the Class M-3 Certificates, in an amount equal to any Unpaid Realized Loss Amount;
(viii)   to the Class M-4 Certificates, in an amount equal to any Unpaid Interest Amounts for such Certificates;
(ix)      to the Class M-4 Certificates, in an amount equal to any Unpaid Realized Loss Amount;
(x)       to the Class M-5 Certificates, in an amount equal to any Unpaid Interest Amounts for such Certificates;
(xi)      to the Class M-5 Certificates, in an amount equal to any Unpaid Realized Loss Amount;
(xii)     to the Class M-6 Certificates, in an amount equal to any Unpaid Interest Amounts for such Certificates;
(xiii)    to the Class M-6 Certificates, in an amount equal to any Unpaid Realized Loss Amount;

Payment of Total Monthly Excess Spread (Continued)
Total Monthly Excess Spread Distributions (continued):
(xiv)    to the Class M-7 Certificates, in an amount equal to any Unpaid Interest Amounts for such Certificates;
(xv)     to the Class M-7 Certificates, in an amount equal to any Unpaid Realized Loss Amount;
(xvi)    to the Class M-8 Certificates, in an amount equal to any Unpaid Interest Amounts for such Certificates;
(xvii)   to the Class M-8 Certificates, in an amount equal to any Unpaid Realized Loss Amount;
(xviii)  to the Class M-9 Certificates, in an amount equal to any Unpaid Interest Amounts for such Certificates;
(xix)     to the Class M-9 Certificates, in an amount equal to any Unpaid Realized Loss Amount;
(xx)      to the Class M-10 Certificates, in an amount equal to any Unpaid Interest Amounts for such Certificates;
(xxi)     to the Class M-10 Certificates, in an amount equal to any Unpaid Realized Loss Amount;
(xxii)    to the Class M-11 Certificates, in an amount equal to any Unpaid Interest Amounts for such Certificates;
(xxiii)   to the Class M-11 Certificates, in an amount equal to any Unpaid Realized Loss Amount;
(xxiv)   to the Class A Certificates, pro rata, and then to the Class M Certificates, sequentially, any Net WAC Cap Carryforward Amount for such classes;
(xxv)    to the Class C Certificates, as provided in the pooling and servicing agreement.
(xxvi)   to the Supplemental Interest Trust for payment to the Swap Provider, any Swap Termination Payments resulting from an event of default or certain termination events with the respect to the Swap Provider and not previously paid, and
(xxvii)  to the Class R Certificates, the remaining amount.

Effective Swap Notional Schedule

Period	Effective Notional Amount ($)(1)	Swap Strike (%)	Period	Effective Notional Amount ($)(1)	Swap Strike (%)
1	0.00	5.06875	31	183,214,038.18	5.06875
2	966,986,114.51	5.06875	32	171,900,374.84	5.06875
3	939,758,138.33	5.06875	33	162,381,595.52	5.06875
4	913,294,149.12	5.06875	34	154,314,777.61	5.06875
5	887,572,089.74	5.06875	35	146,665,931.62	5.06875
6	862,571,981.33	5.06875	36	139,414,084.84	5.06875
7	838,272,507.78	5.06875	37	131,098,196.31	5.06875
8	814,654,862.67	5.06875	38	123,699,306.16	5.06875
9	791,699,760.86	5.06875	39	117,027,053.15	5.06875
10	769,387,867.61	5.06875	40	111,397,437.39	5.06875
11	747,701,936.47	5.06875	41	106,323,253.92	5.06875
12	726,623,820.67	5.06875	42	101,471,667.59	5.06875
13	706,137,038.06	5.06875	43	96,837,886.09	5.06875
14	686,224,209.56	5.06875	44	92,427,797.31	5.06875
15	666,869,624.00	5.06875	45	88,230,178.35	5.06875
16	648,057,530.84	5.06875	46	84,235,310.40	5.06875
17	629,772,996.12	5.06875	47	80,433,306.32	5.06875
18	612,000,622.25	5.06875	48	76,814,513.44	5.06875
19	594,726,258.24	5.06875	49	73,369,706.24	5.06875
20	577,936,146.60	5.06875	50	70,090,983.85	5.06875
21	561,616,497.48	5.06875	51	66,969,640.98	5.06875
22	545,754,344.28	5.06875	52	63,998,283.22	5.06875
23	530,336,263.27	5.06875	53	61,169,612.77	5.06875
24	505,201,552.03	5.06875	54	58,476,158.93	5.06875
25	336,568,669.43	5.06875	55	55,911,430.34	5.06875
26	293,329,788.56	5.06875	56	53,469,306.05	5.06875
27	258,061,658.65	5.06875	57	51,143,492.57	5.06875
28	232,997,641.44	5.06875	58	48,928,731.83	5.06875
29	213,083,938.15	5.06875	59	46,819,099.92	5.06875
30	196,754,103.71	5.06875	60	44,809,695.86	5.06875

(1)	The effective notional amount is derived by multiplying the swap notional amount by 250.

Effective Cap Notional Schedule

Period	Effective Notional Amount ($)(1)	Cap Strike (%)	Period	Effective Notional Amount ($)(1)	Cap Strike (%)
1	0.00	5.32	31	190,700,996.30	5.32
2	0.00	5.32	32	190,354,685.95	5.32
3	13,431,034.82	5.32	33	188,779,388.87	5.32
4	25,698,008.76	5.32	34	186,012,617.54	5.32
5	37,670,796.33	5.32	35	183,066,721.02	5.32
6	47,510,001.61	5.32	36	176,723,364.52	5.32
7	55,243,874.74	5.32	37	171,976,717.19	5.32
8	60,940,874.75	5.32	38	166,719,602.72	5.32
9	64,674,392.24	5.32	39	161,329,836.56	5.32
10	66,526,094.45	5.32	40	155,534,242.72	5.32
11	66,592,475.92	5.32	41	149,838,849.60	5.32
12	64,966,062.03	5.32	42	145,010,440.76	5.32
13	61,729,077.66	5.32	43	100,842,811.41	5.32
14	58,653,226.23	5.32	44	96,715,344.84	5.32
15	54,290,634.84	5.32	45	92,502,095.29	5.32
16	48,746,939.84	5.32	46	88,195,337.96	5.32
17	42,147,191.87	5.32	47	83,774,702.49	5.32
18	34,807,952.33	5.32	48	79,228,365.74	5.32
19	27,740,799.58	5.32	49	74,550,598.83	5.32
20	42,398,432.15	5.32	50	71,079,710.61	5.32
21	36,227,579.84	5.32	51	67,537,466.59	5.32
22	30,408,204.42	5.32	52	63,906,365.44	5.32
23	24,338,915.46	5.32	53	60,177,126.99	5.32
24	18,925,074.95	5.32	54	56,353,668.22	5.32
25	158,862,995.56	5.32	55	52,423,639.14	5.32
26	175,556,905.82	5.32	56	48,375,944.70	5.32
27	186,305,511.27	5.32	57	44,213,568.98	5.32
28	188,626,466.05	5.32	58	39,939,953.33	5.32
29	187,773,058.03	5.32	59	35,561,978.83	5.32
30	190,253,355.33	5.32	60	31,060,401.68	5.32

(1)	The effective notional amount is derived by multiplying the cap notional amount by 250.

FOR ADDITIONAL INFORMATION PLEASE CALL:

Lehman Brothers Inc.

Residential Mortgage Finance

Diane Rinnovatore	(212) 526-5460
Shiv Rao	(212) 526-6205
Christopher Mellia	(212) 526-5754
Samuel Luk	(212) 526-9637
Ram Chivukula	(212) 526-0422

Structuring
Dennis Tsyba	(212) 526-1102
Manoj Gupta	(212) 526-1453

Syndicate

Dan Covello	(212) 526-9519
Patrick Quinn	(212) 526-9519
Matt Dunn	(212) 526-9519

Trading
Alar Randmere	(212) 526-8315
David Wong	(212) 526-8315
Michael Gramins	(212) 526-6870
Ross Shapiro	(212) 526-6870

Rating Agencies

Moody’s
Alexandra Lynn	(212) 553-4367
Standard & Poor’s
Greg Koniowka	(212) 438-5327
Matthew Maciaszek	(212) 438-2884
Fitch
Susan Hosterman	(212) 908-0670